Exhibit (j) under form N-1A
                                               Exhibit (23) under 601/Reg. S-K







              Consent of Ernst & Young LLP, Independent Auditors



We  consent  to the  references  to our  firm  under  the  caption  "financial
Highlight" in the Institutional Shares, Institutional Service Shares and Class Y Shares Prospectuses and "Independent Auditors" in the Institutional Shares, Institutional Service Shares and Class Y Shares Statements of Additional Information for Federated U.S. Government Securities Fund: 1-3 Years in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 2-89028) of Federated U.S. Government Securities Fund: 1-3 Years, and to the incorporation by reference therein of our report dated April 7, 2004 on the financial statements and financial highlights of Federated U.S. Government Securities Fund: 1-3 Years included in the Annual Report to Shareholders for the fiscal year ended February 29, 2004.





                                                             ERNST & YOUNG LLP





Boston, Massachusetts
April 26, 2004